EMPLOYMENT AGREEMENT


     THIS  EMPLOYMENT  AGREEMENT is made this 1st day of November,  1996, by and
between   Fischer-Watt   Gold   Company,   Inc.,  a  Nevada   corporation   (the
"Corporation"), and Michele D. Wood (the "Employee").

1.   Employment

     The Corporation hereby employs the Employee as Chief Financial Officer and the Employee hereby accepts such employment in accordance with the terms and conditions of this Agreement.

2.   Duties of Employee

     The duties of the Employee are generally to exercise detailed supervision over all of the Corporation's accounting and financial affairs, subject to the direction and control of the President and the Board of Directors of the Corporation. The powers and duties of the Employee may include other duties as may be more specifically determined and set, and may be changed, by the President or Board of Directors of the Corporation from time to time. The
Employee shall strictly adhere to all of the rules and regulations of the Corporation which are presently in force or which may be established hereafter with respect to the conduct of Employees.

3.   Power of Employee to Bind Corporation

     The Employee's authority to obligate the Corporation on any contract or agreement of any kind, character or nature is limited to those contracts or obligations in which the Corporation's financial obligation does not exceed the sum of $500,000 and the Employee shall have no authority to borrow funds for the Corporation or to pledge any of its assets for any purpose whatsoever.

4.   Other Employment

     The Employee is required to refrain from acting in any other work capacity or employments without having first obtained the written consent of the Corporation. It is the Corporation's intention that the Employee devote all of the Employee's work effort towards the fulfillment of the Employee's obligations under this Agreement.

5.       Place of Employment

     The Employee's initial place of work is the principal office of the Corporation located at 1621 North Third Street, Suite 1000, Coeur d'Alene, Idaho. However, the Corporation may require that the Employee work at such other place or places as the Corporation may direct. However, if the Employee is

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requested to  relocate,  the  Corporation  shall pay the  Employee's  reasonable expenses in that regard.

6.   Compensation of Employee

     As compensation for all services rendered by the Employee under this Agreement, the Corporation shall pay the Employee a salary of $85,000 annually, payable not less frequently than in monthly installments. After the first year of employment and on each annual anniversary date thereafter that this Agreement is in effect, the Corporation shall increase the Employee's salary to reflect any increases in the cost of living and, at the discretion of the Corporation, for merit. Each such increase in salary shall not be less than 3.5%.

     In addition, upon execution of this Agreement, the Employee shall receive a stock option representing the option to purchase 100,000 shares of the Corporation's common stock at an exercise price of $.56, exercisable at any time after November 1, 1997 and prior to the close of business on November 1, 2002, as evidenced by and pursuant to the terms of the option certificate attached to this Agreement as Exhibit A.

7.   Employee Benefits

     During the first five years of employment the Employee shall be entitled to three weeks paid vacation per year, after which time the Employee shall be entitled to four weeks paid vacation per year, to be taken as shall be reasonably consistent with the Employee's duties and obligations to the Corporation. The Corporation shall reimburse the Employee on an annual basis for the cost of the annual premium of a $500,000 term life insurance policy insuring the life of the Employee, up to a maximum of $1,000 per year. The Corporation shall also provide the Employee with such other benefits, including life and health insurance, as the Corporation generally provides to its employees, which may be changed from time to time at the discretion of the Corporation. Vacation and other benefits are subject to the policies of the Corporation, as in effect from time to time.

8.   Employee Expenses

     The Corporation shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee in the furtherance of or in connection with the business of the Corporation which have been authorized in advance by the Corporation. In order to obtain reimbursement, the Employee shall submit to the Corporation an itemized statement of such expenses along with copies of bills and receipts. Further explanations may be required of the Employee. Payments shall be made within 30 days after receipt of all necessary documentation.

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9.   Term of Employment

     The term of employment shall begin November 1, 1996 and extend to October 31, 2001.

10.  Termination of Employment

         a. The Corporation may terminate the Employee's employment at will, with or without cause and at any time, without prior notice. "Cause" shall mean breach by the Employee of any term or provision of this Agreement, or any other conduct or behavior by the Employee which the Corporation reasonably believes constitutes criminal or unethical conduct or behavior or which has a material adverse effect on the Corporation. The Employee may terminate her employment at any time upon 30 day's notice.

         b. If the Employee shall become unable to attend to the duties of employment as required by this Agreement and it becomes necessary for the Corporation to replace the Employee either temporarily or permanently, the Corporation may do so and at the same time may suspend all further payments to the Employee for salary or bonuses and all other related compensation. The Corporation will recommence the payment of salaries, bonuses and other compensation at such date as the Employee shall resume and perform the Employee's duties under this Agreement. The right of the Corporation as set forth above is in addition to the right of the Corporation to terminate the Employee's employment at any time as set forth above.

         c. If the Employee's employment is terminated, all salaries, bonuses, other compensation and benefits shall accrue and be paid to the Employee to the date of the termination. Payments will be made with respect to each item of compensation or benefit as soon as the amount due is determined. In addition, if the Employee's employment is terminated by the Corporation for any reason other than for cause: (i) the Corporation shall pay to the Employee from the date of termination, as severance compensation, the monthly salary of the Employee at the date of termination for a period of (a) six months, if the date of termination is during the first year of employment, or (b) six months plus an additional two months for each full year of employment pursuant to this Agreement, if the date of termination is after the first year of employment; and (ii) the Corporation shall pay on behalf of the Employee from the date of termination the Employee's monthly health insurance premium for a period of (a) six months, if the date of termination is during the first year of employment, or (b) six months plus an additional two months for each full year of employment pursuant to this Agreement, if the date of termination is after the first year of employment, up to a maximum of twelve months. In the event the


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        Employee's  employment  is terminated  for cause, the Corporation  shall have the right to withhold any and all monies due to the Employee and shall apply the same as an offset against any monies due to the Corporation from the Employee as a result of any damages suffered by the Corporation arising from the conduct or behavior which resulted in termination for cause.

        d. If the Employee dies while employed by the Corporation, this Agreement shall automatically terminate.

11.     Arbitration of Disputes

        Any controversy or claim arising out of or relating to this Agreement, the interpretation or breach of this Agreement, the Employee's employment by the Corporation, or the termination of the Employee's employment shall be submitted to and settled by arbitration in accordance with the Idaho Uniform Arbitration Act. Judgment upon the award rendered in connection with such arbitration may be entered in any court having jurisdiction thereof.

12.     Severability; Governing Law

         If any clause or provision of this Agreement shall be adjudged invalid or unenforceable, it shall not affect the validity of any other clause or provision, which shall remain in full force and effect. In the event any provision of this Agreement is found to be unenforceable for any reason the parties shall attempt to modify that portion in a manner to preserve the intent of the parties in entering into the Agreement. The laws of Idaho shall apply to this Agreement, except where Federal law applies. The parties consent to jurisdiction and venue in any court of competent jurisdiction in the County of Kootenai, Idaho, for any court proceedings which may be necessary following arbitration or which may otherwise arise from this Agreement.

13.      Complete Agreement

         This Agreement supersedes all prior Agreements and understandings between the Employee and the Corporation and may not be modified, changed or altered by any unwritten promise or statement by whomsoever made; nor shall any modification of it be binding upon the Corporation until such written modification shall have been approved in writing by the President of the Corporation.

14.      Waiver of Breach

         The waiver by the Corporation of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any other breach by the Employee.

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15.      Employment by Subsidiary

         If the Corporation owns, acquires or forms subsidiary companies or becomes connected with other affiliate corporations, the Employee agrees to be employed by any of the same and in such event all of the terms and conditions set forth herein shall bind the parties.

16.      General

         This Agreement shall be binding upon and benefit any heirs, subsidiaries, affiliates, successors, or assigns of the parties. All captions used in this Agreement are for convenience only and shall have no meaning in the interpretation or effect of this Agreement. The provisions of Section 11 of this Agreement will survive the termination of this Agreement and remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on and as of the date set forth above.

                                           THE CORPORATION:

                                           FISCHER-WATT GOLD COMPANY, INC.,
                                           a Nevada corporation

                                           By: /s/ George Beattie
                                               --------------------------------

                                           Name: George Beattie
                                               --------------------------------

                                           Title: Chairman
                                               --------------------------------

                                           THE EMPLOYEE:

                                           MICHELE D. WOOD

                                           /s/  Michele D. Wood
                                             -----------------------------------
                                             Michele D. Wood


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